UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
  ______________________________________________________________
FORM 8-K
  ______________________________________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): October 10, 2018 (October 4, 2018)

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Electronics For Imaging, Inc.
(Exact name of Registrant as Specified in its Charter)

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Delaware	000-18805	94-3086355
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6750 Dumbarton Circle
Fremont, California 94555
(Address of Principal Executive Offices)
(650) 357-3500
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
 ______________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced, Guy Gecht, the Chief Executive Officer of Electronics For Imaging, Inc. (the “Company”) had informed the Company’s board of directors (the “Board”) of his intent to step down as the Company’s chief executive officer effective upon the appointment of a successor chief executive officer. On October 4, 2018, William D. Muir, Jr. was appointed as Chief Executive Officer and President of the Company, and a member of the Board, effective October 15, 2018. Mr. Gecht will step down as the Company’s Chief Executive Officer and President, and will no longer be an employee of the Company effective October 15, 2018. Mr. Gecht will remain on the Board.

Prior to his appointment, Mr. Muir, 50, served as Chief Operating Officer of Jabil Inc., a publicly-traded electronic products solutions company, from 2013 until 2017. From 2009 to 2013, Mr. Muir served as Jabil’s Executive Vice President and Chief Executive Officer, Global Manufacturing Services. Previously, Mr. Muir served as Regional President for Asia, responsible for Jabil’s Operations and Business Development efforts across China, India, Vietnam, Malaysia, Singapore and Japan. Prior to his leadership role in Asia, Mr. Muir led Global Business Development efforts for Jabil across large-scale customer relationships and has also held roles leading Operations across the Americas. Mr. Muir holds both a Bachelor’s degree in Industrial Engineering and a Master in Business Administration from the University of Florida.

There are no arrangements or understandings between Mr. Muir and any other persons pursuant to which he was selected as Chief Executive Officer and President of the Company and as a member of the Board. There are no family relationships between Mr. Muir and any director or executive officer of the Company and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with his appointment, Mr. Muir entered into an Executive Employment Agreement with the Company effective October 15, 2018 (the “Employment Agreement”). The Employment Agreement has a one-year term that automatically renews for additional one-year periods unless terminated by either party upon sixty days written notice prior to the expiration of the agreement, and subject to earlier termination of Mr. Muir’s employment by either party. The Employment Agreement provides that Mr. Muir’s annual base salary from the Company will be $620,000, subject to annual review (except that the Company may not decrease Mr. Muir’s annual base salary level below that amount), participation in the Company’s management bonus program with a 2019 target annual bonus opportunity of 130% of his base salary, payment or reimbursement of expenses to maintain or lease an automobile for the first six months of his employment with the Company, participation in the Company’s benefit plans generally, and a relocation bonus of $236,000 to be paid in December 2018 in connection with Mr. Muir’s relocation to the San Francisco Bay area. Mr. Muir has agreed to repay the relocation bonus if his employment terminates (other than in circumstances that give rise to the severance benefits described below, and other than due to his death or disability) within twelve months after his commencement of employment with the Company. The Company also agreed to pay for temporary housing for Mr. Muir for up to nine months, for a reasonable number of trips to and from his existing residence during that period of time, and for his reasonable costs to relocate to the San Francisco Bay area.

The Employment Agreement provides that the Compensation Committee of the Board (the “Compensation Committee”) will, at its first meeting after Mr. Muir’s commencement of employment with the Company, grant Company equity awards to Mr. Muir with an aggregate fair value on the date of grant of the awards of $5 million as follows:

•
Performance-based restricted stock units with a grant date fair value of $1.5 million, with one-third of the award vesting if the closing price of a share of the Company’s common stock over a period of at least 60 consecutive trading days equals or exceeds $38.00, one-third of the award vesting if the closing price of a share of the Company’s common stock over a period of at least 60 consecutive trading days equals or exceeds $42.50, and one-third of the award vesting if the closing price of a share of the Company’s common stock over a period of at least 60 consecutive trading days equals or exceeds $47.00, except that if any stock price-based goal is attained before the first anniversary of the grant date, that portion of the award will vest (subject to Mr. Muir’s continued employment) on the first anniversary of the date of grant of the award;

•
Performance-based restricted stock units with a grant date fair value of $1.5 million, with vesting terms consistent with the annual equity awards for the Company’s executive officers approved by the Compensation Committee in August 2018;

•
Time-based vesting restricted stock units with a grant date fair value of $1.2 million, scheduled to vest in three equal installments with one-third of the award scheduled to vest on each of the first, second, and third anniversaries of the date of grant of the award; and

•
Time-based vesting restricted stock units with a grant date fair value of $800,000 scheduled to vest on the first anniversary of the date of grant of the award, with vesting subject to Mr. Muir’s relocation to the San Francisco Bay area.

Vesting of each equity award is generally subject to Mr. Muir’s continued employment by the Company through the applicable vesting date, subject to the severance provisions described below, and provided that if Mr. Muir’s employment is terminated in circumstances that give rise to the severance benefits described below, his time-based vesting restricted stock units described above to be awarded in connection with his commencement of employment, and any portion of the stock-price based performance restricted stock units described above as to which the stock-price based goal is obtained before or within six months following such a termination of employment, will fully vest. The Board also approved the waiver of the stock holding requirement under the Company’s Executive Stock Ownership Policy as to any shares of Company stock acquired by Mr. Muir pursuant to his initial equity awards from the Company.

The Employment Agreement also provides that, in the event the Company terminates Mr. Muir’s employment without cause, should Mr. Muir’s employment end at the expiration of the term of the Employment Agreement as a result of a notice of non-renewal given by the Company, or should Mr. Muir terminate his employment for good reason, Mr. Muir will be eligible for severance benefits consisting of a severance payment equal to two years of Mr. Muir’s base salary, any unpaid portion of Mr. Muir’s relocation bonus referenced above, plus a pro-rated annual bonus for the year in which the termination occurs. In addition, in such circumstances, Mr. Muir’s equity awards subject to only time-based vesting requirements will vest to the extent that they are scheduled to vest within six months following such termination of employment, the next vesting installment of any such award scheduled to vest more than six months after such termination of employment will vest on a pro-rata basis and Mr. Muir will be considered to have worked with the Company for an additional six months for purposes of calculating that pro-rata portion, and performance-based vesting equity awards granted to Mr. Muir will continue to be eligible to vest (subject to the attainment of the applicable performance goals) on a pro-rata basis with Mr. Muir considered to have worked for the Company for an additional six months for purposes of calculating that pro-rata portion. If, however, such a termination of employment occurs on or within two years following a change in control of the Company, the cash severance benefit is calculated based on three years (instead of two years) of base salary, and any outstanding equity awards will fully vest with any open performance-based vesting conditions considered achieved at the applicable maximum level.

The Employment Agreement also includes certain non-solicitation covenants by Mr. Muir, provides that Mr. Muir will enter into the Company’s form of confidentiality and invention assignment agreement, and provides that the Company will offer Mr. Muir an indemnification agreement in the form approved by the Board for the Company’s directors and officers generally.

On October 4, 2018, the Compensation Committee also approved a Transition Agreement with Mr. Gecht that includes a Consulting Agreement. The Transition Agreement reflects Mr. Gecht’s separation as an officer and employee of the Company effective October 15, 2018 and includes a release of any claims by Mr. Gecht. The Consulting Agreement takes effect October 15, 2018 and provides that Mr. Gecht will assist the Company in the transition of his duties and certain other matters, will not compete with the Company, and will provide advice as to such matters as may be requested by the Board or by the Company’s Chief Executive Officer, through March 31, 2020 (subject to earlier termination in connection with a change in control of the Company and subject to extension through a change in control of the Company if the Company enters into an agreement on or before March 31, 2020 for a transaction that, if consummated, would constitute a change in control of the Company). In accordance with the existing terms of Mr. Gecht’s outstanding and unvested equity awards previously granted by the Company, such awards will continue to vest during the term of the Consulting Agreement (or, as to the equity awards granted by the Company after 2016 and also in accordance with the existing terms of such awards, for any longer period that Mr. Gecht may serve on the Board). Should a change in control of the Company occur during the term of the Consulting Agreement, Mr. Gecht’s outstanding and unvested equity awards will accelerate and become vested, with any performance-based vesting goals with respect to an open performance period deemed satisfied at the applicable target level of performance. The Consulting Agreement also includes certain confidentiality and non-solicitation covenants by Mr. Gecht.

On October 8, 2018, the Compensation Committee approved an amendment to the Company’s Executive Employment Agreement, dated April 22, 2015, with Marc Olin, the Company’s Chief Financial Officer. The amendment provides that if Mr. Olin’s employment is terminated by the Company without cause, or by Mr. Olin for good reason, on or before December 31, 2020 and other than upon or within two years following a change in control of the Company, then in addition to any severance benefits provided for in the Executive Employment Agreement the Company will also offer Mr. Olin a consulting arrangement to take effect concurrently with the termination of employment such that Mr. Olin will have the opportunity to provide consulting services to the Company through the date that is 12 months (or, if such a termination of employment occurs on or before December 31, 2019, 18 months) after such termination of employment. The consideration for such consulting services would be continued vesting of any equity awards granted to Mr. Olin by the Company prior to such termination of employment that, by their terms, provide for continued vesting while Mr. Olin provides consulting services to the Company.

Item 7.01.    Regulation FD Disclosure.

On October 4, 2018, the Company announced the appointment of Mr. Muir as the new Chief Executive Officer. A copy of the Company’s press release is furnished with this Current Report on Form 8-K and attached hereto as Exhibit 99.1. Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated October 4, 2018

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date:	October 10, 2018	ELECTRONICS FOR IMAGING, INC.
		By:	/s/Marc Olin
		Name:	Marc Olin
		Title:	Chief Financial Officer